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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 3, 2001
                                                         ----------------


                               AVANT! CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


              Delaware             0-25864               94-2347624
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          (State or Other       (Commission                 (IRS
            Jurisdiction        File Number)       Employer Identification
         of Incorporation)                                 Number)


         46871 Bayside Parkway, Fremont, California         94538
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          (Address of Principal Executive Offices)       (Zip Code)


Registrant's telephone number, including area code (510) 413-8000
                                                   --------------


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ITEM 5. OTHER EVENTS

        (a) MERGER AGREEMENT.

            On December 3, 2001, Avant! Corporation, a Delaware corporation ("Avant!"), Synopsys, Inc., a Delaware corporation ("Synopsys"), and Maple Forest Acquisition L.L.C., a Delaware limited liability company and a direct wholly-owned subsidiary of Synopsys ("Maple Forest"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Avant! will merge with and into Maple Forest, and Maple Forest will be the surviving corporation. In addition, certain directors and executive officers who are also stockholders of Avant! have entered into a voting agreement (the "Voting Agreement") to, among other things, vote in favor of the merger.

            The merger is subject to certain closing conditions, including, among other things, the approval of Avant! stockholders of the merger, approval of Synopsys stockholders of the issuance of Synopsys common stock in connection with the merger and expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act.

            The Merger Agreement is attached hereto as Exhibit 2.1, and the Voting Agreement is attached hereto as Exhibit 9.1 and each is incorporated herein by reference in its entirety. The descriptions herein of the Merger Agreement, Voting Agreement and transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and Voting Agreement.

        (b) DISTRIBUTOR AGREEMENTS

            The Company amended its long-term distribution agreement and product lease agreement with Maingate Electronics, KK ("Maingate") and its long term distribution agreement with Davan Tech Co. ("Davan Tech"), each to provide that upon termination of such agreement, Maingate or Davantech, as the case may be, is not entitled to any compensation or fee of any sort from the Company or any of its affiliates, whether such termination occurs as a result of insolvency of the Company, a material change of control of the Company or otherwise. In consideration for these amendments, the Company paid US$250,000 and US$3,000 to Davan Tech and Maingate, respectively. The amendments are attached hereto as Exhibits 10.1, 10.2 and 10.3 and each is incorporated herein by reference in its entirety. The foregoing descriptions of these amendments do not purport to be complete and are qualified in their entirety by reference to the full text of such amendments.

            As of September 30, 2001, (i) the Company owned 18.8% of Maingate and Gerald C. Hsu, Noriko Ando and the Eigen Fund owned 50%, 2.5% and 28.7% of Maingate, respectively; (ii) Eigen Fund is a private fund whose owners include a director of the Company, certain employees of the Company and other parties; and
(iii) the Company and Mr. Hsu own 19.4% and 8.2% of Davan Tech, respectively.

            Avant! has agreed in the Merger Agreement to purchase the outstanding equity interests of Maingate not currently owned by Avant! for a purchase price of up to US$14 million but as to US$13 million of this purchase price, in no event more than a valuation of Maingate prepared by an independent third party appraiser. Avant! is currently in the process of completing this acquisition.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits.

            The following exhibits are filed as a part of this report:

Exhibit No.    Description

    2.1 Agreement and Plan of Merger, dated as of December 3, 2001, among Synopsis, Inc., a Delaware corporation, Maple Forest Acquisition L.L.C., a Delaware limited liability company and a direct wholly-owned subsidiary of Synopsys, and Avant! Corporation, a Delaware corporation.

    9.1 Voting Agreement, dated as of December 3, 2001, by and among Moriyuki Chimura, Gerald C. Hsu, Fu-Hwa (Howard) Ko, Sheng-Chun
               (Paul) Lo, Viraj J. Patel, Amy Sakasegawa, Scott Spangenberg and Charles L. St. Clair and Synopsys, Inc., a Delaware corporation.

    10.1 First Amendment, dated as of November 20, 2001, to the Distribution Agreement, dated October 1, 2000, between Avant!Corp, Hong Kong Limited and Davan Tech Co.

    10.2 First Amendment, dated as of November 20, 2001, to the Distribution Agreement, dated October 1, 2000, between Avant! Japan Corporation and Maingate Electronics.

    10.3 First Amendment, dated as of November 20, 2001, to the Product Lease Agreement, dated October 1, 2000, between Avant! Japan Corporation and Maingate Electronics.

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AVANT! CORPORATION



December 5, 2001                             By:  /s/ VIRAJ J. PATEL
                                                 -------------------------------
                                                 Viraj J. Patel
                                                 Head of Finance and Treasurer
                                                 Principal Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

    2.1 Agreement and Plan of Merger, dated as of December 3, 2001, among Synopsys, Inc., a Delaware corporation, Maple Forest Acquisition L.L.C., a Delaware limited liability company and a direct wholly-owned subsidiary of Synopsys, and Avant! Corporation, a Delaware corporation.

    9.1 Voting Agreement, dated as of December 3, 2001, by and among Moriyuki Chimura, Gerald C. Hsu, Fu-Hwa (Howard) Ko, Sheng-Chun
               (Paul) Lo, Viraj J. Patel, Amy Sakasegawa, Scott Spangenberg and Charles L. St. Clair and Synopsys, Inc., a Delaware corporation.

    10.1 First Amendment, dated as of November 20, 2001, to the Distribution Agreement, dated October 1, 2000, between Avant!Corp, Hong Kong Limited and Davan Tech Co.

    10.2 First Amendment, dated as of November 20, 2001, to the Distribution Agreement, dated October 1, 2000, between Avant! Japan Corporation and Maingate Electronics.

    10.3 First Amendment, dated as of November 20, 2001, to the Product Lease Agreement, dated October 1, 2000, between Avant! Japan Corporation and Maingate Electronics.